Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-81624, 33-3797, 33-50414, 33-50416, 33-50408,
33-68602 and 333-01023.

Allen, Pritchett & Bassett, CPAs
Tifton, Georgia
December 23, 1996